Exhibit 99.2

SECURITY AGREEMENT

among

EXIDE TECHNOLOGIES,

CERTAIN SUBSIDIARIES OF EXIDE TECHNOLOGIES

and

THE PENSION BENEFIT GUARANTY CORPORATION,

as SECURED PARTY

Dated as of June 10, 2005

TABLE OF CONTENTS

Page

ARTICLE I

SECURITY INTERESTS 1.1	Grant of Security Interests

1.2	Power of Attorney

1.3	Junior Priority Nature of Liens

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	Existence and Qualification

2.2	Authority; and Validity and Binding Effect

2.3	Incumbency and Authority of Signing Officer

2.4	Organization

2.5	Necessary Filings

2.6	No Liens

2.7	Other Financing Statements

2.8	Chief Executive Office, Record Locations

2.9	Location of Inventory and Equipment

2.10	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.

2.11	Trade Names; etc.

2.12	Certain Significant Transactions

2.13	Non-UCC Property

2.14	As-Extracted Collateral; Timber-to-be-Cut

2.15	Collateral in the Possession of a Bailee

2.16	Recourse

2.17	Reporting

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER

AND CERTAIN OTHER COLLATERAL 3.1	Additional Representations and Warranties

3.2	Maintenance of Records

3.3	Direction to Account Debtors; Contracting Parties; etc.

3.4	Modification of Terms; etc.

3.5	Collection

3.6	Instruments

3.7	Assignors Remain Liable Under Accounts

3.8	Assignors Remain Liable Under Contracts

3.9	Deposit Accounts; etc.

3.10	Letter-of-Credit Rights

3.11	Commercial Tort Claims

3.12	Chattel Paper

3.13	Further Actions

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1	Additional Representations and Warranties

4.2	Licenses and Assignments

4.3	Infringements

4.4	Preservation of Marks and Domain Names

4.5	Maintenance of Registration

4.6	Future Registered Marks and Domain Names

4.7	Remedies

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1	Additional Representations and Warranties

5.2	Licenses and Assignments

5.3	Infringements

5.4	Maintenance of Patents or Copyrights

5.5	Prosecution of Patent or Copyright Applications

5.6	Other Patents and Copyrights

5.7	Remedies

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1	Protection of PBGC’s Security

6.2	Warehouse Receipts Non-Negotiable

6.3	Additional Information

6.4	Further Actions

6.5	Financing Statements

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1	Remedies; Obtaining the Collateral Upon Default

7.2	Remedies; Disposition of the Collateral

7.3	Waiver of Claims

7.4	Application of Proceeds

7.5	Remedies Cumulative

7.6	Discontinuance of Proceedings

ARTICLE VIII

INDEMNITY
8.1	Indemnity
8.2	Indemnity Obligations Secured by Collateral; Survival
ARTICLE IX

DEFINITIONS 9.1	Definitions

ARTICLE X

EVENTS OF DEFAULT 10.1	Events of Default

ARTICLE XI

MISCELLANEOUS
11.1	Notices
11.2	Waiver; Amendment
11.3	Obligations Absolute
11.4	Successors and Assigns

11.5	Headings Descriptive

11.6	GOVERNING LAW

11.7	Assignor’s Duties

11.8	Termination; Release

11.9	Counterparts

11.10	Severability

11.11	The PBGC

11.12	PBGC Pledge Agreement Collateral

11.13	Intercreditor Agreement

ANNEX A Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B Schedule of Inventory and Equipment Locations

ANNEX C Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers

ANNEX D Schedule of Trade and Fictitious Names

ANNEX E Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement

ANNEX F Schedule of Deposit Accounts
ANNEX G [Intentionally Omitted]
ANNEX H Schedule of Commercial Tort Claims
ANNEX I Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX J Schedule of Patents
ANNEX K Schedule of Copyrights
ANNEX L Grant of Security Interest in United States Trademarks
ANNEX M Grant of Security Interest in United States Patents
ANNEX N Grant of Security Interest in United States Copyrights.

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 10, 2005, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 11.12 hereof, the “Assignors”) in favor of the Pension Benefit Guaranty Corporation (the “PBGC”) on behalf of the Exide Technologies(EIN: 23-0552730 Plan 075) Retirement Plan, as the secured party (the “Plan” and the Plan, together with the PBGC acting on behalf of the Plan, the “PBGC Creditors”). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein, not defined herein and defined in the Credit Agreement and/or the Intercreditor Agreement (each as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Exide Technologies (“Exide”), Exide Global Holding Netherlands C.V. (together with Exide Technologies, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Credit Suisse First Boston and Fleet Securities, Inc., as Syndication Agents (the “Syndication Agents”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”) and First-Lien Collateral Agent (in such capacity, together with any successor agent, the “First-Lien Collateral Agent”), Credit Suisse First Boston, as Book Running Manager (the “Co-Book Running Manager”) and Deutsche Bank Securities Inc., as Sole Lead Arranger and Book Running Manager (in such capacity, the “Sole Lead Arranger” and, together with the Co-Book Running Manager, the “Book Running Managers”), have entered into a Credit Agreement, dated as of May 5, 2004 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing, among other things, for the making of certain Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers, all as contemplated therein;

WHEREAS, each Assignor granted to the First-Lien Collateral Agent, for the benefit of the First-Lien Creditors (as defined in the Intercreditor Agreement), a first-priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement, dated as of March 18, 2005 as amended by the First Amendment hereto dated as of June 10, 2005 (and as the same may be further amended, modified and/or supplemented from time to time, the “Intercreditor Agreement”), among Exide Technologies, the First-Lien Collateral Agent, Sun Trust Bank, the PBGC and certain other persons party or that may become party thereto from time to time);

WHEREAS, in accordance with section 412(d) of the Code and section 303 of ERISA, the Secretary of the Treasury granted to the Assignor conditional waivers of the minimum funding standard for the plan years ended December 31, 2003 and December 31, 2004 (the “Affected Plan Years”) with respect to the Plan (such waivers, the “Conditional Waivers”);

WHEREAS, the Conditional Waivers have been granted subject to the conditions (the “Waiver Conditions”) that (1) the contributions to the Plan required to satisfy the minimum funding standard for the plan years of the Plan ending December 31, 2005 and December 31, 2006, are to be timely made as defined in section 412(c)(10) of ERISA (without a waiver being granted for such year), and (2) the Conditional Waivers are to be secured in a manner acceptable to the PBGC (the condition described in the preceding clause 2 being herein called the “Security Condition”);

WHEREAS, Exide has proposed that this Agreement be entered into in satisfaction of the Security Condition, and the PBGC has agreed to such proposal;

WHEREAS, the obligations of each Assignor under the First-Lien Credit Documents (as defined herein), and all Interest Rate Protection Agreements (as defined in the Credit Agreement) and other Hedging Agreements (as defined in the Credit Agreement) with one or more Hedging Creditors (as defined in the Credit Agreement), have been secured by substantially all the assets of such Assignor, pursuant to the terms of the First-Lien Security Documents (as defined herein);

WHEREAS, the PBGC Obligations (as defined herein) of each Assignor will be secured by substantially all the personal property of such Assignor, pursuant to the terms of this Agreement and the other PBGC Security Documents;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the PBGC and hereby covenants and agrees with the PBGC as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the First-Lien Collateral Agent and the PBGC, as security for the prompt and complete payment and performance when due of all of its PBGC Obligations, each Assignor does hereby assign and transfer unto the PBGC, and does hereby pledge and grant to the PBGC, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i) each and every Account;

(ii) all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v) all Commercial Tort Claims;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii) all Copyrights;

(ix)	all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(x) all Documents;

(xi)all Equipment; (xii) (xiii) (xiv) (xv)all Inventory; (xvi)	all General Intangibles; all Goods; all Instruments; all Investment Property;

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix) all Patents;

(xx) all Permits;

(xxi)	all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii) all Supporting Obligations; and

(xxiii)	all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”);

provided that, notwithstanding anything to the contrary contained in this Agreement, the term “Collateral” as used herein shall not include (x) any property which is subject to a purchase money Lien permitted under the Credit Agreement or a Capitalized Lease Obligation permitted under the Credit Agreement, in any case, created pursuant to agreements that prohibit the granting of any other Liens in such property, (y) any general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise (but not the proceeds thereof), if the grant of a Lien in such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise in the manner contemplated by the Secured Debt Agreements is prohibited by the terms of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise or would result in the termination of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise, but only to the extent that any such prohibition or termination is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law and (z) any “Collateral” as such term is defined in the Citibank Cash Collateral Agreement (collectively, the “Excluded Collateral”).

(b) The security interest of the PBGC under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

1.2 Power of Attorney. Subject to the terms of the Intercreditor Agreement, each Assignor hereby constitutes and appoints the PBGC its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the PBGC may deem to be necessary or advisable to protect the interests of the PBGC Creditors, which appointment as attorney is coupled with an interest.

1.3 Junior Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the PBGC pursuant to this Agreement shall be a junior priority lien on and security interest in the Collateral and the exercise of any right or remedy by the PBGC hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First-Lien Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to endorse or deliver Collateral to the PBGC shall be deemed satisfied by endorsement or delivery of such Collateral to the First-Lien Collateral Agent and any endorsement or delivery to the First-Lien Collateral Agent shall be deemed an endorsement or delivery to the PBGC for all purposes hereunder.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Existence and Qualification. Each Assignor is duly organized, validly existing and in good standing under the laws of the state of its incorporation (“Home State”), as indicated in the preamble hereto, with its principal executive office and office where it keeps all of its books and records being located at its address for notices set forth herein, and it is duly qualified to do business in each other state in which PBGC Collateral is situated (except PBGC Collateral in transit or being repaired) or wherein the conduct of its business or the ownership of its property requires such qualification.

2.2 Authority; and Validity and Binding Effect. Each Assignor has the power to make and deliver, and perform under, the PBGC Security Documents to which it is a party and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the PBGC Security Documents. Each Assignor has obtained all approvals required in order for it legally to enter into this Agreement, the other PBGC Security Documents and the Intercreditor Agreement and such agreements constitute the valid obligations of such Assignor, legally binding upon it and enforceable against it in accordance with their respective terms.

2.3 Incumbency and Authority of Signing Officer. The undersigned officer of each Assignor holds the office specified herein below and, in such capacity, is duly authorized and empowered to execute, attest and deliver this Agreement for and on behalf of such Assignor, and to bind such Assignor accordingly thereby.

2.4 Organization. The charter documents of each Assignor are in full force and effect under the laws of the state of its Home State, and all amendments to such charter documents have been duly and properly made under and in accordance with all applicable laws.

2.5 Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the PBGC hereby in respect of the Collateral have been accomplished or will be accomplished forthwith, and the security interest granted to the PBGC pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein (other than the First-Lien Collateral Agent) and subject to no other Liens (other than Permitted Liens and filings registered or recorded with the United States Patent and Trademark Office with respect to which the underlying secured indebtedness has been paid in full) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.6 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of or has rights in all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and filings registered or recorded with the United States Patent and Trademark Office with respect to which the underlying secured indebtedness has been paid in full), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the PBGC other than with respect to Permitted Liens.

2.7 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens and filings registered or recorded with the United States Patent and Trademark Office with respect to which the underlying secured indebtedness has been paid in full), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.8 Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.9 Location of Inventory and Equipment. All Inventory and Equipment with a value in excess of $1,000,000 held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.10 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the PBGC not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the PBGC to maintain the security interests of the PBGC in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; provided that such actions shall not violate the lien priority or any other provision contained in the Intercreditor Agreement. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the PBGC of such organizational identification number and shall take all actions reasonably satisfactory to the PBGC to the extent necessary to maintain the security interest of the PBGC in the Collateral intended to be granted hereby fully perfected and in full force and effect; provided that such actions shall not violate the lien priority or any other provision contained in the Intercreditor Agreement.

2.11 Trade Names; etc. Such Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the PBGC not less than 15 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the PBGC may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the PBGC to maintain the security interest of the PBGC in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.12 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the PBGC such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.13 Non-UCC Property. The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC does not exceed $5,000,000. If the aggregate value of all such property at any time owned by all Assignors exceeds $5,000,000, the Assignors shall provide prompt written notice thereof to the PBGC and, upon the request of the PBGC, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

Notwithstanding the foregoing, no Assignor shall be required to take any action pursuant to this Section 2.13 until such time as the Discharge of First-Lien Obligations has occurred, unless such action was required by the First-Lien Collateral Agent and such Assignor is taking such action as required by the First-Lien Collateral Agent. The PBGC shall not have any obligation, nor any liability to any Person, at any time for failing or omitting to request the list of the fair market value of the property described in this Section 2.13.

2.14 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut with a value in excess of $1,000,000, such Assignor shall furnish the PBGC with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the PBGC to perfect the security interest of the PBGC therein.

2.15 Collateral in the Possession of a Bailee. If any Inventory or other Goods with a value in excess of $1,000,000 are at any time in the possession of a bailee (other than the First-Lien Collateral Agent), such Assignor shall promptly notify the PBGC thereof and, if requested by the PBGC, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the PBGC, that the bailee holds such Collateral for the benefit of the PBGC and shall act upon the instructions of the PBGC, without the further consent of such Assignor. The PBGC agrees with such Assignor that the PBGC shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by respective Assignor with respect to any such bailee.

2.16 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

2.17 Reporting. Exide shall, at its own expense, deliver, or cause to be delivered, to the PBGC:

(i) as soon as possible, but not later than 50 days after the end of each of the first three fiscal quarters of Exide ending after the date hereof during each fiscal year of Exide, unaudited interim consolidated financial statements of Exide and its Subsidiaries as of the end of such fiscal quarter and of the portion of Exide’s fiscal year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of Exide as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Exide and its Subsidiaries for such fiscal quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes, provided that delivery of the quarterly financial statements required to be delivered to the Administrative Agent pursuant to the First-Lien Credit Agreement to the PBGC shall satisfy the requirements of this Section 2.17;

(ii) as soon as possible, but not later than 90 days after the close of each fiscal year of Exide, unqualified audited financial statements of Exide and its Subsidiaries as of the end of such fiscal year, on a consolidated and consolidating basis, certified by a firm of independent certified public accountants acceptable under the agreements establishing the First-Lien Obligations;

(iii) within 10 days after each payment made by Exide to the Plan, notice of the amount and date of such payment;

(iv) within 3 days after the due date of any payment, required to be made by Exide to the Plan under the Conditional Waivers, that Exide fails to make, notice of the nature, amount and due date of such payment; and

(v) as soon as practicable, but in any event within 10 days after Exide has actual notice thereof, notice of the occurrence of any Event of Default, as defined under the terms of any First-Lien Obligations.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN
OTHER COLLATERAL

3.1 Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the PBGC for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the PBGC, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the PBGC or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the PBGC so directs, such Assignor shall legend, in form and manner satisfactory to the PBGC, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the PBGC and that the PBGC has a security interest therein.

3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the PBGC so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the PBGC may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the PBGC may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the PBGC may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the PBGC Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the PBGC, shall be borne by the relevant Assignor. The PBGC shall deliver a copy of each notice referred to in the preceding clause (y) to the Assignor, provided that the failure by the PBGC to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the PBGC created by this Section 3.3.

3.4 Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5,no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the PBGC. No Assignor will do anything to impair the rights of the PBGC in the Accounts or Contracts.

3.5 Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. After the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the PBGC, shall be borne by the relevant Assignor.

3.6 Instruments. If any Assignor owns or acquires any Instrument with a value in excess of $1,000,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the PBGC thereof, and immediately after the Discharge of the First-Lien Obligations will deliver such Instrument to the PBGC appropriately endorsed to the order of the PBGC.

3.7 Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. The PBGC shall have no obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the PBGC or any PBGC Creditor of any payment relating to such Account pursuant hereto, nor shall the PBGC or any PBGC Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the PBGC nor any PBGC Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the PBGC or any PBGC Creditor of any payment relating to such Contract pursuant hereto, nor shall the PBGC or any PBGC Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9 Deposit Accounts; etc. (a) No Assignor maintains or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the PBGC), the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the PBGC, at the reasonable request of the PBGC at any time after the Discharge of the First-Lien Obligations or at any other time as a “control agreement” is entered into with the First-Lien Collateral Agent, a customary “control agreement” or to take such other actions as may be satisfactory to the PBGC with respect to such Deposit Accounts. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the Assignor shall promptly close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the PBGC’s security interest therein on terms satisfactory to the PBGC, then the PBGC, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the PBGC may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the PBGC) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the PBGC a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(c) Notwithstanding any other provision contained in this Section 3.9, prior to the Discharge of the First-Lien Obligations (as defined in the Intercreditor Agreement), an Assignor shall only be required to enter into a “control agreement” with respect to a Deposit Account if and to the extent the First-Lien Collateral Agent requires such Assignor to enter into such a “control agreement” with respect to any such Deposit Account. The PBGC hereby agrees that a “control agreement” approved by the First-Lien Collateral Agent prior to the Discharge of the First-Lien Obligations shall satisfy the requirements of this Section 3.9 with respect to such Deposit Account(s).

3.10 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the PBGC thereof and, at the request of the PBGC, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the PBGC, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the PBGC of the proceeds of any drawing under such letter of credit or (ii) arrange for the PBGC to become the transferee beneficiary of such letter of credit, with the PBGC agreeing, in each case, that the proceeds of any drawing under the letter of credit are, subject to the terms of the Intercreditor Agreement, to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11 Commercial Tort Claims. All known material Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the PBGC thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the PBGC in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the PBGC.

3.12 Chattel Paper. Upon the request of the PBGC made at any time or from time to time, each Assignor shall promptly furnish to the PBGC a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the PBGC, each Assignor shall promptly take all actions which are reasonably practicable so that the PBGC has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the PBGC, deliver all of its Tangible Chattel Paper to the PBGC.

3.13 Further Actions. (a) Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the PBGC from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the PBGC may reasonably require; provided that such actions shall not violate the lien priority or any other provision contained in the Intercreditor Agreement.

(b) In the event any Assignor shall pledge any assets or undertake any actions to perfect or protect any liens on any assets pledged in connection with the Credit Agreement, such Assignor shall also at the same time pledge such assets (other than the pledge of more than 65% of the total combined voting power of all classes of voting equity interests of any first-tier Foreign Subsidiary) to the PBGC and undertake such actions with respect to the Collateral for the benefit of the PBGC without request by the PBGC.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that as of the date hereof it is the true and lawful owner of or otherwise has the right to use the Marks and Domain Names listed in Annex I hereto for such Assignor and that said Marks and Domain Names include all United States trade marks and service marks registered in or which are the subject of an application for registration in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that as of the date hereof it owns, is licensed to use or otherwise has the right to use, all Marks, the loss of which could reasonably be expected to have a Material Adverse Effect (the “Material Marks”) and Domain Names the loss of which could reasonably be expected to have a Material Adverse Effect (the “Material Domain Names”) that it uses. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that as of the date hereof it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Material Domain Name registrations listed in Annex I hereto and that said registrations are valid, existing, have not been cancelled and such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations except in each case as could not reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the PBGC an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Material Mark and record the same and to effect the transfer of each Material Domain Name in accordance with the requirements of any applicable Domain Name registrar; provided that any assignments of intent-to-use applications shall only take place after any required amendments to allege use or statements of use have been filed.

4.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself after execution of this Agreement, of any right under any Material Mark or Material Domain Name absent prior written approval of the PBGC.

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the PBGC in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Material Mark or Material Domain Name, violates in any material respect any property right of that party. Each Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4 Preservation of Marks and Domain Names. Each Assignor agrees to use its Material Marks and maintain or renew registrations for its Material Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Material Marks as trademarks or service marks under the laws of the United States (other than any such Material Marks which are no longer used or useful in its business or operations).

4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Material Marks and/or Material Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Material Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the PBGC (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6 Future Registered Marks and Domain Names. If any Material Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Material Domain Name is registered by any Assignor, within 60 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the PBGC a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Material Mark and/or Material Domain Name, to the PBGC and at the expense of such Assignor, confirming the grant of a security interest in such Material Mark and/or Material Domain Name to the PBGC hereunder, the form of such security to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the PBGC.

4.7 Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the PBGC may, by written notice to the relevant Assignor, take any or all of the following actions during the exercise of remedies in relation thereto: (i) declare the entire right, title and interest of such Assignor in and to each of the Material Marks and Material Domain Names, together with all trademark rights and rights of protection to the same, vested in the PBGC, in which event such rights, title and interest shall immediately vest, in the PBGC and the PBGC Creditors, and the PBGC shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar, provided that any such actions relating to intent-to-use applications shall only be taken after any required amendments to allege use or statements of use have been filed; (ii) take and use or sell the Material Marks or Material Domain Names and the goodwill of such Assignor’s business symbolized by the Material Marks or Material Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Material Marks or Material Domain Names have been used, provided that any such actions relating to intent-to-use applications shall only be taken after any required amendments to allege use or statements of use have been filed; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Material Marks or Material Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the PBGC may reasonably request to further confirm this and to transfer ownership of the Material Marks and Material Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the PBGC.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants as of the date hereof that it is the true and lawful owner of or otherwise has the rights to use all rights in (i) all Trade Secret Rights the loss of which could reasonably be expected to have an Material Adverse Effect (the “Material Trade Secret Rights”), (ii) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the material registered Copyrights listed in Annex K hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor represents and warrants that as of the date hereof it owns, is licensed to use or otherwise has the right to use, all Patents, the loss of which could reasonably be expected to have a Material Adverse Effect (the “Material Patents”) and Copyrights the loss of which could reasonably be expected to have a Material Adverse Effect (the “Material Copyrights”) that it uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the PBGC an absolute power of attorney exercisable upon the occurrence and during the continuance of any Event of Default, to sign any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Material Patent or Material Copyright, and to record the same.

5.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself, after execution of this Agreement, of any right under any Material Patent or Material Copyright absent prior written approval of the PBGC.

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the PBGC in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates in any material respect any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates in any material respect any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the PBGC to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4 Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Material Patent or Material Copyright, absent prior written consent of the PBGC (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5 Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Material Patents listed in Annex J hereto and (ii) Material Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the PBGC.

5.6 Other Patents and Copyrights. Within 60 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Material Copyright, or of filing of an application for a United States Material Patent or Material Copyright, the Assignor shall deliver to the PBGC a copy of said Material Copyright or Material Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Material Patent or Material Copyright, as the case may be, to the PBGC and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the PBGC.

5.7 Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the PBGC may, by written notice to the Assignor, take any or all of the following actions during the exercise of remedies in relation thereto: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the PBGC for the benefit of the PBGC and the PBGC Creditors, in which event such right, title, and interest shall immediately vest in the PBGC for the benefit of the PBGC and the PBGC Creditors, in which case the PBGC shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Material Patents and using the Material Copyrights directly or indirectly, and such Assignor shall execute such further documents as the PBGC may reasonably request further to confirm this and to transfer ownership of the Material Patents and Material Copyrights to the PBGC for the benefit of the PBGC and the PBGC Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of PBGC’s Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, each Assignor will do nothing to impair the rights of the PBGC in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the PBGC shall, at the time any proceeds of such insurance are distributed to the PBGC or the PBGC Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the PBGC Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2 Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the PBGC, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the PBGC such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the PBGC, the value and location of such Collateral, etc.) as may be requested by the PBGC. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the PBGC such updated Annexes hereto as may from time to time be reasonably requested by the PBGC.

6.4 Further Actions. Subject to the terms of the Intercreditor Agreement, each Assignor will, at its own expense and upon the reasonable request of the PBGC, make, execute, endorse, acknowledge, file and/or deliver to the PBGC from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the PBGC deems reasonably appropriate or advisable to perfect, preserve or protect the PBGC’s security interest in the Collateral.

6.5 Financing Statements. Each Assignor agrees to execute (where appropriate) and deliver to the PBGC such financing statements, in form reasonably acceptable to the PBGC, as the PBGC may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the PBGC to establish and maintain a valid, enforceable, perfected junior-priority security interest in the Collateral, subject to the first-priority lien of the First-Lien Collateral Agent and in accordance with the terms of the Intercreditor Agreement, as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the PBGC to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, to the extent not inconsistent with the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then and in every such case, the PBGC, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the PBGC and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the PBGC to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the PBGC at any reasonable place or places designated by the PBGC, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the PBGC and there delivered to the PBGC;

(y) store and keep any Collateral so delivered to the PBGC at such place or places pending further action by the PBGC as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the PBGC shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the PBGC shall be entitled to a decree requiring specific performance by such Assignor of said obligation.

7.2 Remedies; Disposition of the Collateral. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the PBGC under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the PBGC, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the PBGC may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the PBGC or after any overhaul or repair at the expense of the Assignor which the PBGC shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The PBGC may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the PBGC may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting PBGC Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the Assignor. If, under applicable law, the PBGC shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the PBGC need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3 Waiver of Claims. Except as otherwise expressly provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE FIRST-LIEN COLLATERAL AGENT’S OR THE PBGC’S TAKING POSSESSION OR THE FIRST-LIEN COLLATERAL AGENT’S OR THE PBGC’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the PBGC’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the PBGC’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4 Application of Proceeds. (a) All moneys collected by the PBGC (or, to the extent the PBGC Pledge Agreement or any other PBGC Security Document requires proceeds of collateral under such other PBGC Security Document to be applied in accordance with the provisions of this Agreement, the pledgee or PBGC under such other PBGC Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the PBGC hereunder, shall be applied to the PBGC Obligations.

(b) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made to the PBGC.

7.5 Remedies Cumulative. Subject to the terms of, and to the extent not inconsistent with, the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the PBGC shall be in addition to every other right, power and remedy specifically given to the PBGC under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the PBGC. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the PBGC in the exercise of any such right, power or remedy and no renewal or extension of any of the PBGC Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the PBGC to any other or further action in any circumstances without notice or demand. In the event that the PBGC shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the PBGC may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6 Discontinuance of Proceedings. In case the PBGC shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the PBGC, then and in every such case the relevant Assignor, the PBGC and each holder of any of the PBGC Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the PBGC shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1 Indemnity. (a) Each Assignor agrees jointly and severally to indemnify, reimburse and hold the PBGC and each PBGC Creditor, and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way reasonably connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall pay for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the PBGC for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the PBGC’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the PBGC’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute PBGC Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other PBGC Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

9.1 Definitions. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Affected Plan Years” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowers” shall have the meaning provided in the recitals of this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the PBGC or, if prior to the Discharge of First-Lien Obligations, the First-Lien Collateral Agent.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Citibank Cash Collateral Agreement” means the Security Agreement (cash collateral), dated as of May 5, 2004, between Exide and Citibank, N.A.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Conditional Waivers” shall have the meaning provided in the recitals to this Agreement.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Discharge of the First-Lien Obligations” shall have the meaning provided in the Intercreditor Agreement.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names registered with an Internet registration authority and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall have the meaning provided in Section 10.1 of this Agreement.

“Excluded Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“First-Lien Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Home State” shall have the meaning provided in Section 2.1 of this Agreement.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Intercreditor Agreement” shall have the meaning provided in the recitals of this Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the PBGC from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any United States trademarks, service marks and trade names now owned or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now owned or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used in the U.S. by any Assignor.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, financial condition or prospects of Exide and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the PBGC or the PBGC Creditors hereunder or under any other PBGC Document or (y) on the ability of any Assignor to perform its obligations to the PBGC or the PBGC Creditors hereunder.

“Material Copyrights” shall have the meaning provided in Section 5.1 of this Agreement.

“Material Domain Names” shall have the meaning provided in Section 4.1 of this Agreement.

“Material Marks” shall have the meaning provided in Section 4.1 of this Agreement.

“Material Patents” shall have the meaning provided in Section 5.1 of this Agreement.

“Material Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.

“Patents” shall mean any U.S. patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor with the U.S. Patent and Trademark Office.

“PBGC Obligations” shall mean the obligations of the Borrower to pay amounts due to the Plan under, or which are or were the subject of the Conditional Waivers in respect of the Affected Plan Years, in the periodic amounts, and at the times and in the manner, determined in accordance with Section 412 of the Code and Section 303 of ERISA; provided that the aggregate amount of PBGC Obligations shall not exceed $50,000,000 at any time and provided further that as such amounts due to the Plan in respect of the Affected Plan Years are decreased, the aggregate amount of PBGC Obligations hereunder shall be reduced on a dollar for dollar basis by the diminution in the amounts due to the Plan which are or were the subject of the Conditional Waivers in respect of the Affected Plan Years.

“Permitted Lien” means any and all of the following:

(i) inchoate Liens with respect to any Assignor for taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens in respect of property or assets of any Assignor imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, mechanics’ and landlords’ liens and other similar Liens arising in the ordinary course of business;

(iii) such exceptions to title of real property as may be permitted to exist in accordance with the terms of any First-Lien Obligations;

(iv) Liens created pursuant to the PBGC Security Documents;

(v) Reservations, exceptions, easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of any Assignor arising in the ordinary course of business and not materially interfering with the conduct of the business of such Assignor;

(vi) Liens on property of any Assignor subject to, and securing only, capitalized lease obligations to the extent such capitalized lease obligations are permitted under the terms of any First-Lien Obligations;

(vii) Liens incurred or deposits made in the ordinary course of business in connection (but not incurred in connection with indebtedness for borrowed money) with (x) workers’ compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations;

(viii) purchase money Liens placed upon equipment or machinery used in the ordinary course of the business of the Assignor at the time of purchase thereof by any Assignor to secure indebtedness incurred to pay all or a portion of the purchase price thereof;

(ix) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into in the ordinary course of business;

(x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of attachments, judgments and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, and the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not in the aggregate, materially detract from the value of the Collateral or interfere in any material respect with the business of any Assignor;

(xi) Liens created by leases or subleases granted to third Persons by any Assignor not interfering in any material respect with the business of the Assignor;

(xii) statutory and common law landlords’ liens under leases to which any Assignor is a party;

(xiii) Liens on the stock of any Subsidiary securing indebtedness permitted under the terms of the First-Lien Obligations;

(xiv) Liens securing First-Lien Obligations; and

(xv) Liens permitted by any of the First-Lien Documents, or consented to by the holder of any First-Lien Obligations.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the PBGC or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Secured Debt Agreements” shall mean and include this Agreement, the other PBGC Documents, and the Intercreditor Agreement.

“Security Condition” shall have the meaning provided in the recitals to this Agreement.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 11.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall mean the rights of any Assignor in any Trade Secret it holds.

Trade Secrets” shall mean information belonging to an Assignor, including without limitation a formula, pattern, compilation, program, device, method, technique or process that: (a) derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Voting Stock” shall have the meaning provided in the Pledge Agreement.

“Waiver Conditions” shall have the meaning provided in the recitals to this Agreement.

ARTICLE X

EVENTS OF DEFAULT

10.1 Events of Default. Each of the following events and conditions shall constitute an Event of Default hereunder (each, an “Event of Default”):

(a) Failure of any Assignor to pay any amount due in respect of the PBGC Obligations as and when due and payable;

(b) (i) the occurrence of an Event of Default (as defined under the terms of any First-Lien Obligations) and (ii) the becoming due and payable, automatically or by declaration or demand, as a result thereof of the obligations of any Assignor under any First-Lien Obligations; and

(c) Any Assignor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against such Assignor and the petition is not controverted within 30 days, or is not dismissed or discharged within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Assignor; or such Assignor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Assignor; or there is commenced against such Assignor any such proceeding which remains undismissed or undischarged for a period of 60 days; or such Assignor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Assignor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or such Assignor makes a general assignment for the benefit of creditors; or any corporate action is taken by such Assignor for the purpose of effecting any of the foregoing.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the PBGC or any Assignor shall not be effective until received by the PBGC or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Assignor, c/o:

Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
Attn: Legal Department
Telephone No.: (678) 566-9000
Telecopier No.: (678) 566-9229

(b) if to the PBGC, at:

Pension Benefit Guaranty Corporation
1200 K Street NW
Attn: Division of Insurance Supervision and Compliance
Telephone No.: (202) 326-4070
Telecopier No.: (202) 842-2643

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

11.2 Waiver; Amendment. Subject to the terms of the Intercreditor Agreement (including, without limitation, Section 5.3 thereof), none of the terms and conditions of this Agreement (or, to the extent any other PBGC Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other PBGC Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other PBGC Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other PBGC Security Document) directly affected thereby and the PBGC (or, to the extent any other PBGC Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other PBGC Security Document).

11.3 Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the PBGC Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

11.4 Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 11.8, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the PBGC, and (iii) inure, together with the rights and remedies of the PBGC hereunder, to the benefit of the PBGC, the PBGC Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the PBGC and the PBGC Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the PBGC Creditors or on their behalf.

11.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the PBGC shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the PBGC be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

11.8 Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other PBGC Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other PBGC Security Document) shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the PBGC (or, to the extent any other PBGC Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other PBGC Security Document), at the request and expense of the respective Assignor (or, to the extent any other PBGC Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other PBGC Security Document), will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the PBGC or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which all PBGC Obligations (other than indemnities described in Article 8 hereof and any other indemnities set forth in any other PBGC Security Documents, in each case which are not then due and payable) have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than an Assignor) at any time prior to the time at which all PBGC Obligations have been paid in full, the PBGC, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the PBGC (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Assignor which is a Subsidiary of Exide from its obligations hereunder, in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

(c) At any time that an Assignor desires that the PBGC take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 11.8(a) or (b), such Assignor shall deliver to the PBGC (and the relevant sub-agent, if any, designated hereunder) a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 11.8(a) or (b). At any time that Exide or the respective Assignor desires that a Subsidiary of Exide which has been released from the its obligations hereunder be released hereunder as provided in the last sentence of Section 11.8(b), it shall deliver to the PBGC a certificate signed by an Authorized Officer of Exide and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 11.8(b). If reasonably requested by the PBGC (although the PBGC shall have no obligation to make any such request), the respective Assignor shall furnish appropriate legal opinions (from counsel, acceptable to the PBGC) to the effect set forth in this Section 11.8(c).

11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Exide and the PBGC.

11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 The PBGC. Subject to the terms of the Intercreditor Agreement, the PBGC will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the PBGC as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The PBGC shall act hereunder on the terms and conditions set forth herein and in the Intercreditor Agreement.

11.12 Additional Assignors. It is understood and agreed that any Subsidiary that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the PBGC, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the PBGC and with all documents and actions required above to be taken to the reasonable satisfaction of the PBGC.

11.13 Release of Assignors. If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by Exide and its Subsidiaries are sold (to a person other than Exide or any of its Wholly Owned Subsidiaries), then, at the request and expense of Exide, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the PBGC (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the PBGC or mortgagee under such other Security Document) is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that Exide desires that an Assignor be released from this Agreement as provided in this Section 11.13, the Issuer shall deliver to the PBGC a certificate signed by an Authorized Officer of Exide stating that the release of the respective Assignor is permitted pursuant to this Section 11.13. If reasonably requested by the PBGC (although the PBGC shall have no obligation to make such a request), Exide shall furnish legal opinions (from counsel acceptable to the PBGC) to the effect set forth in the immediately preceding sentence. The PBGC shall have no liability whatsoever to any PBGC Creditors as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 11.13.

11.14 PBGC Pledge Agreement Collateral. Notwithstanding anything to the contrary contained herein, with respect to any Collateral hereunder that also constitutes Collateral (as defined in the PBGC Pledge Agreement), if any terms of this Agreement regarding such Collateral (as defined in the PBGC Pledge Agreement) are inconsistent with the terms of the PBGC Pledge Agreement, the terms of the PBGC Pledge Agreement shall be deemed to control with respect to such PBGC Pledge Agreement Collateral.

11.15 Intercreditor Agreement NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE PBGC PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE PBGC HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF MARCH 18, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “INTERCREDITOR AGREEMENT”), AMONG EXIDE TECHNOLOGIES, DEUTSCHE BANK AG NEW YORK BRANCH, IN ITS CAPACITY AS THE FIRST-LIEN COLLATERAL AGENT, SUNTRUST BANK, AS THE SECOND-LIEN TRUSTEE, THE PBGC AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

EXIDE TECHNOLOGIES, as an Assignor By:

Name:
Title:
DIXIE METALS COMPANY, as an Assignor By:

Name:
Title:
EXIDE DELAWARE LLC, as an Assignor By: By:	Exide Technologies, its sole manager

Name:
Title:

EXIDE ILLINOIS, INC.,

as an Assignor

By:

Name:

Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC.,

as an Assignor

By:

Name:

Title:

REFINED METALS CORPORATION, as an Assignor By:

Name:
Title:
RBD LIQUIDATION, LLC, as an Assignor By:

Name:
Title:
EH INTERNATIONAL, LLC, as an Assignor By:Exide Technologies, its sole member By:

Name:
Title:

Accepted and Agreed to:

PENSION BENEFIT GUARANTY CORPORATION,

as Secured Party By:

Name:
Title:

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Assignor	Address(es) of Chief Executive Office

ANNEX B

to

SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Assignor	Location[1]

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (for purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D

to

SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of	Trade and/or
Assignor	Fictitious Names

ANNEX E

to

SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING

WITHIN ONE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT

Description of any Transactions as required
Name of Assignor	by Section 2.8 of the Security Agreement

ANNEX F

to

SECURITY AGREEMENT

Schedule of Deposit Accounts

Name of Assignor	Description of Deposit Account	Account Number	Name of Bank, Address and Contact Information	Jurisdiction of Bank (determined in accordance with UCC § 9-304)

ANNEX H

to

SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

ANNEX I

to

SECURITY AGREEMENT

SCHEDULE OF MARKS AND APPLICATIONS;

INTERNET DOMAIN NAME REGISTRATIONS

1. Marks and Applications:

Marks	Country	Registration No.

2. Internet Domain Name Registrations:

Registration No.
(or other applicable
Internet Domain Names	Country	identifier)

ANNEX J

to

SECURITY AGREEMENT

SCHEDULE OF PATENTS

ANNEX K

to

SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

NUMBERS	PUBLICATION	COPYRIGHT
REGISTRATION	DATE	TITLE

ANNEX L

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Exide Technologies, a Delaware corporation, formerly known as Exide Corporation and as successor to GNB Technologies, Inc., (the “Grantor”), with principal offices at 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30022, hereby grants to PENSION BENEFIT GUARANTY CORPORATION, as Secured Party, with principal offices at 1200 K Street NW, Washington, D.C. 20005, (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the PBGC Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of June 10, 2005 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant and shall provide any other documents or cooperation reasonably necessary to in order to record or accomplish said release.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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1For each Assignor, list each location at which any Inventory or Equipment was located on the date of the Security Agreement or at any time during the preceding four calendar months.

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the 10th day of June, 2005.

Exide Technologies, formerly known as Exide Corporation and as successor to GNB Technologies, Inc., as Grantor

By:

	Name: Title:	Gordon A. Ulsh President and CEO

PENSION BENEFIT GUARANTY
CORPORATION,

as Secured Party

By:

Name:
Title:

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came      who, being by me duly sworn, did state as follows: that [s]he is      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said      and that [s]he did so by authority of the [Board of Directors] of said      .

Notary Public

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came       who, being by me duly sworn, did state as follows: that [s]he is      of the Pension Benefit Guaranty Corporation, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX M

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Exide Technologies, a Delaware corporation, formerly known as Exide Corporation and as successor to GNB Technologies, Inc., (the “Grantor”) with principal offices at 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30022, hereby grants to PENSION BENEFIT GUARANTY CORPORATION, as Secured Party, with principal offices at 1200 K Street NW, Washington, D.C. 20005, (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the PBGC Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of June 10, 2005 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the 10th day of June, 2005.

Exide Technologies, formerly known as Exide Corporation and as successor to GNB Technologies, Inc., as Grantor

By:

	Name: Title:	Gordon A. Ulsh President and CEO

PENSION BENEFIT GUARANTY
CORPORATION,

as Secured Party

By:

Name:
Title:

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came      who, being by me duly sworn, did state as follows: that [s]he is      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said      and that [s]he did so by authority of the [Board of Directors] of said      .

Notary Public

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came       who, being by me duly sworn, did state as follows: that [s]he is      of the Pension Benefit Guaranty Corporation, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX N

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a      (the “Grantor”), having its chief executive office at , , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, PENSION BENEFIT GUARANTY CORPORATION, as Secured Party, having its principal offices at [ ] (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of June 10, 2005, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of      ,      .

[NAME OF GRANTOR], as Grantor

By:

Name:
Title:

PENSION BENEFIT GUARANTY
CORPORATION,

as Secured Party

By:

Name:
Title:

By:

Name:
Title:

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came      who, being by me duly sworn, did state as follows: that [s]he is      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said      and that [s]he did so by authority of the [Board of Directors] of said      .

Notary Public

STATE OF ) )	ss.:

COUNTY OF      )

On this      day of      ,      , before me personally came       who, being by me duly sworn, did state as follows: that [s]he is      of the Pension Benefit Guaranty Corporation, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation.

Notary Public